Exhibit 21

Name of Subsidiary	Country of Incorporation
3167488 Canada Inc.	Canada
ABC Cable Networks Group	United States
ABC Enterprises, Inc.	United States
ABC Family Worldwide, Inc.	United States
ABC Holding Company, Inc.	United States
ABC Kids SPC1, Inc.	United States
ABC, Inc.	United States
American Broadcasting Companies, Inc.	United States
Buena Vista Home Entertainment, Inc.	United States
Buena Vista International, Inc.	United States
Buena Vista Pay Television, Inc.	United States
Buena Vista Television, LLC	United States
Buena Vista Video On Demand	United States
BVS Entertainment, Inc.	United States
Cable LT Holdings, Inc.	United States
Circle Location Services, Inc.	United States
Disney Book Group, LLC	United States
Disney Online Studios CA	Canada
Disney Consumer Products, Inc.	United States
Disney Destinations, LLC	United States
Disney Enterprises, Inc.	United States
Disney Online	United States
Disney Store USA, LLC	United States
Disney Vacation Club Management Corp.	United States
Disney Vacation Development, Inc.	United States
Disney Worldwide Services, Inc.	United States
Disney/ABC International Television, Inc.	United States
EDL Corporation S.A.S.	France
EDL S.N.C. Corporation	United States
EGP Company	United States
ESPN Classic, Inc.	United States
ESPN Enterprises, Inc.	United States
ESPN, Inc.	United States
Euro Disney Investments S.A.S.	France
Euro Disney Investments, Inc.	United States
Euro Disney S.A.S.	France
Hong Kong Disneyland Management Limited	Hong Kong
Imprint, Inc.	United States
International Family Entertainment, Inc.	United States
Jetix Europe N.V.	Netherlands
Jetix Europe Properties S.a.r.l.	Luxembourg
Lucasfilm Entertainment Company Ltd. LLC	United States
Lucasfilm Ltd. LLC	United States
Magical Cruise Company, Limited	United Kingdom
Maker Studios Holding	United States

Exhibit 21

Marvel Characters B.V.	United States
Marvel Entertainment, LLC	United States
Marvel Studios, LLC	United States
Marvel Worldwide, Inc.	United States
MVL Film Finance LLC	United States
MVL International C.V.	Netherlands
Pixar	United States
Playdom, Inc.	United States
Shanghai International Theme Park Associated Facilities Limited	China
Shanghai International Theme Park Company Limited	China
Steamboat Ventures Asia, L.P.	United States
Spider-Man Merch. L.P.	United States
The Walt Disney Company (Japan) Ltd.	Japan
The Walt Disney Company (Southeast Asia) Pte Ltd.	Singapore
The Walt Disney Company Limited	United Kingdom
Touchstone Television Productions, LLC	United States
UTV Software Communications Limited	India
Walt Disney Theatrical WW, Inc.	United States
Walt Disney Parks & Resorts U.S., Inc.	United States
Walt Disney Pictures	United States
Walt Disney Travel Co., Inc.	United States
Walt Disney World Co.	United States
Wedco Global Ventures One LP	United Kingdom
Wedco Global Ventures Two LP	United Kingdom
Wedco Global Ventures Three LP	United Kingdom
Wedco Holdings (Netherlands) B.V.	Netherlands
Wedco International Holdings, Inc.	United States
Wedco One (Luxembourg) S.a.r.l. Participations S.C.A.	Luxembourg